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CENTEX HOME EQUITY LOAN TRUST 2005-D
09/1/05 ACTUAL BALANCES

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
FICO SCORE:	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 0	33	1,682,210.50	0.17
326 - 350	1	32,528.57	0.00
376 - 400	4	137,024.92	0.01
426 - 450	5	184,832.77	0.02
451 - 475	26	1,276,906.54	0.13
476 - 500	108	8,687,853.97	0.87
501 - 525	869	84,256,666.38	8.46
526 - 550	1,342	147,284,854.23	14.78
551 - 575	1,309	144,670,690.52	14.52
576 - 600	1,448	164,676,932.35	16.53
601 - 625	1,277	162,766,049.46	16.33
626 - 650	977	124,232,321.45	12.47
651 - 675	602	79,737,259.57	8.00
676 - 700	320	40,818,770.57	4.10
701 - 725	146	18,026,903.96	1.81
726 - 750	65	7,725,609.90	0.78
751 - 775	51	6,198,524.62	0.62
776 - 800	29	3,730,063.08	0.37
> 800	3	400,492.46	0.04
Total	8,615	996,526,495.82	100.00